                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

[X]  Preliminary Information Statement          [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                   AMERICA'S SENIOR FINANCIAL SERVICES, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    AMERICA'S SENIOR FINANCIAL SERVICES, INC.
                              9501 N.E. 2ND AVENUE
                           MIAMI SHORES, FLORIDA 33138

                                CONSENT STATEMENT
               CONSENT OF SHAREHOLDERS IN LIEU OF SPECIAL MEETING

To the Shareholders of America's Senior Financial Services, Inc.:

This Consent Statement is furnished to the Shareholders of America's Senior Financial Services, Inc., a Florida corporation ("AMSE"), in connection with the solicitation of written consents on behalf of the Board of Directors of AMSE (the "Board of Directors") with respect to the matter set forth below. This Consent Statement is first being mailed to Shareholders of AMSE on or about November 10, 2000.

In connection with this Consent Statement, Shareholders are being asked to consider and consent to a proposal (the "Proposal") to remove Michael Shelley as a director of AMSE.

The purpose and effect of this Proposal, which is recommended by the Board of Directors, is to remove Mr. Shelley as a member of the Board of Directors which will then consist of the five remaining directors.

The principal executive office of AMSE is 9501 N.E. 2nd Avenue, Miami Shores, Florida 33138. The telephone number of the principal executive office of AMSE is
(305) 751-3232, extension 266.

YOUR CONSENT IS IMPORTANT, SINCE APPROVAL OF THE PROPOSAL REQUIRES THE WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK. ACCORDINGLY, YOU ARE URGED TO READ AND TO CONSIDER CAREFULLY THE INFORMATION CONTAINED IN THIS CONSENT STATEMENT.

             The date of this Consent Statement is October 30, 2000.

                               GENERAL INFORMATION

Under Florida law, unless otherwise provided in the Articles of Incorporation, any action that may be taken at any annual or special meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote were present and voted, and those consents are properly delivered to the corporation. AMSE's Articles of Incorporation do not limit the right of Shareholders of AMSE to take action by written consent.

The Board of Directors has fixed the close of business on October 19, 2000 as the record date for the determination of Shareholders entitled to consent to the Proposal (the "Record Date"). Accordingly, only Shareholders of record on the books of AMSE at the close of business on the Record Date will be entitled to consent to the Proposal. The Board has also fixed November 30, 2000 as the date on or after which the written consents will be tabulated.

On the Record Date, AMSE had outstanding 9,871,326 shares of Common Stock, which are the only outstanding shares of AMSE entitled to vote on this matter. On all matters, each share of Common Stock is entitled to one vote by written consent. The cost of soliciting consents will be borne by AMSE. In addition to solicitation by mail, officers, directors, and other employees of AMSE may solicit consents by telephone, telegraph or personal contact without additional compensation.

Consents in the accompanying form that are properly executed and dated, duly returned and not revoked will be tabulated in accordance with the instructions on such consents. If a consent is executed but no indication is made with respect to the matter contained in such consent as to which action is to be taken, such consent will be deemed to constitute a consent to approve proposal No. 1. Any consent may be revoked in writing at any time prior to the close of business on the date that consents signed by a sufficient number of Shareholders to take the action are received by AMSE. The unrevolked signed and dated consents of the holders of a majority of the Common Stock outstanding as of the Record Date are necessary to effect the approval of the Proposal.

                                   PROPOSAL 1
                    REMOVAL OF MICHAEL SHELLEY AS A DIRECTOR

        AMSE's Board of Directors currently consists of Nelson A. Locke, Michael Buono, Charles Kluck, Cheryl Locke, Thomas G. Sherman and
                                Michael Shelley.

      Due to Mr. Shelley's recent behavior, Nelson A. Locke, Michael Buono, Charles Kluck, Cheryl Locke and Thomas G. Sherman propose that the immediate removal of Michael Shelley as a Director of AMSE is in the best interest of all AMSE's Shareholders and recommend you consent to his removal.

         This action has been requested after careful consideration and after a Board Meeting called on October 19, 2000 at Mr. Shelley's request to discuss a 127 page document which he prepared .

         The document contained numerous unsubstantiated allegations of wrongdoing, personal attacks upon management and specifically AMSE's Chairman, Nelson Locke. The document suggested that Mr. Shelley and certain shareholders had been meeting and were prepared to write to the SEC. Mr. Shelley represented that he and his select group of shareholders were prepared to allege that management had been involved in numerous transactions which may have violated securities law.

       During the meeting Mr. Shelley suggested that AMSE breach a contract with its advisor Brickell Equity which could lead to a lawsuit wherein AMSE could be exposed to more than $300,000.00 in damages. The document went on to suggest that Mr. Shelley would resign for cause unless the Board adopted a list of his suggestions thus triggering the filling of a 8-K letter.

         During the meeting Mr. Shelley made clear that he considered the matter a personal dispute between himself and the chairman and was in turn an offshoot of a personal dispute between himself and Brickell Equities principal Alan Salomon.

         During this special meeting it became clear that Mr. Shelley has never taken the time to learn about the workings of our business nor had he reviewed the multiple SEC filings that contained answers to most of his various questions. He could produce no proof of any wrongdoing by any party and seemed to indicate after close questioning by board members that the dissident shareholders with whom he had indicated he was working with was a reference to a hypothetical rather than real situation.

         At the conclusion of the meeting Mr. Buono offered Mr. Shelley the opportunity of spending a few days in the field so that Mr. Shelley could have an understanding of the nature of the business. Mr. Shelley was told where he could readily access all filed SEC information concerning the company. The board members repeatedly informed Mr. Shelley that it was inappropriate for him to ask the Chairman to devote the considerable time requested by Mr. Shelley to locate documents, make photocopies or written responses to the multiple questions and suggestions contained in the 127 page document. At the conclusion of the meeting the board members believed that all questions had been satisfactorily addressed and that Mr. Shelley would devote time to learning about the business and participate as an informed Board Member and in a constructive rather than in a confrontational manner.

         It was also explained that the four and a half hours devoted to Mr. Shelleys concerns, all recorded per his demand, were a considerable drain on company resources both in terms of missed productivity and cash outlays. The directors sponsoring this proposal believed that Mr. Shelley understood that all parties had used their best efforts and were continuing to do so even though management has deferred most of its salary and many of its benefits during this transitional period.

         By eleven o'clock the following morning Mr. Shelley had resumed his personal attacks upon Mr. Locke.

         Mr. Shelley has shown no capacity for constructively participating with his other Board Members in effectively guiding the affairs of the company. His personalization of issues and inappropriate behavior have led the board to recommend his immediate removal prior to his being able to do any more damage to the workings of the board to the detriment of the company.

         DIRECTORS NELSON A. LOCKE, MICHAEL BUONO, CHARLES KLUCK, CHERYL
          LOCKE AND THOMAS G. SHERMAN RECOMMEND THAT THE SHAREHOLDERS
            CONSENT TO THE REMOVAL OF MICHAEL SHELLEY AS A DIRECTOR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table sets forth, as of October 15, 2000, the beneficial ownership of the Company's 9,871,326 outstanding shares of Common Stock by (1) the only persons who own of record or are known to own, beneficially, more than 5% of the Company's Common Stock; (2) each director and executive officer of the Company; and (3) all directors and officers as a group.

Name                                    Number of Shares                 Percent
----                                    ----------------                 -------

Nelson A. Locke (2)                         2,562,410                      25%

Cheryl D. Locke (2)                         2,562,410                      25%

Charles M. Kluck                              550,000                       5%

Michael Buono                                 200,679                       2%

Thomas G. Sherman, Esq.                       110,000                       1%

Michael J. Shelley                            102,500                       1%

All officers and directors as a
group (6 persons)                           3,525,589                      34%

(1) Based upon shares outstanding as of October 15, 2000. Does not include shares issuable on exercise of options.
(2)      Nelson A. Locke and Cheryl D. Locke own such shares as joint tenants.

         Nelson A. Locke founded the Company in 1990 and has served as its President and Director since that time. He is the architect of the Company's business model. He is the past President of the Florida Association of Mortgage Brokers - Miami Chapter and has earned the NAMB's certified residential mortgage lender designation. In 1997 he was named FAMB's Broker of the Year, and in 1998 was awarded the prestigious FAMB President's Award for his public relations efforts on behalf of the Florida Mortgage Brokerage Industry. In 1999, he was elected by his 2,500 FAMB peers, to serve on the Association's Executive Committee. He is a founder and director of the National Reverse Mortgage Lenders Association. Mr. Locke is a Marine Corps. Veteran (non commissioned officer) and holds a B.A. from California State University.

         Cheryl D. Locke is the Company's Executive Vice President. She is a member of the Board of Directors, and is directly responsible for the human resources ("HR") function, supervising the Company's personnel department and reviewing AMSE's compliance with state and federal employment issues. She joined the Company in 1990 on a part time basis, as a loan officer. By 1994, she had risen to senior loan officer. From 1995 to 1998, she directly supervised all loan production and closing. In January 1998, she was appointed executive vice president and elected to the Company's Board of Directors.

         Michael Buono has been the Chief Executive of Jupiter Mortgage Corp., since 1996. Jupiter Mortgage Corp. was acquired by the Company in September of 1999. He continues to serve in the capacity of Chief Executive of Jupiter Mortgage Corp. and became a Director of AMSE in April 2000. Mr. Buono is a graduate of Milliken University.

         Thomas J. Sherman has been an attorney in private practice in Coral Gables, Florida since 1980. He is also President and owner of Union Title Services, Inc., a full service title insurance agency. Mr. Sherman is a graduate of the University of Miami School of Law. Since 1990, Mr. Sherman has served as the Company's general counsel. He became a director in January 1998.

         Michael J. Shelley has been President and CEO of MJS Financial, Inc. since 1993. From 1991 to 1993 he was senior sales representative for Siemens Automotive. Mr. Shelley is a graduate of the University of Illinois with a BA in Economics and also has a Master of Science degree from the University of Illinois in Finance. He became a director in January 1998.

         Charles M. Kluck has been the President of Dow Guarantee Corp. since its founding in 1985. Dow was acquired by the Company on July 31, 1998. He continues to serve in that capacity. He became an director in July 1998.

BOARD COMMITTEES

         The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee, consisting of Thomas Sherman and Michael Buono, reviews the adequacy of internal controls and results and scope of the audit and other services provided by the Company's independent auditors. The Compensation Committee, consisting of Charles Kluck and Thomas Sherman , establishes and recommends salaries, incentives and other forms of compensation for officers and other key employees.

ITEM 10. EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the total compensation paid to the Company's chief executive officer for the last three completed fiscal years.

                                                             Other Annual
Principal\Position          Year       Salary    Bonus       Compensation
------------------          ----       ------    -----       ------------

Nelson A. Locke             1999       $62,750    -0-           $ 0.00
President                   1998       $70,000    -0-            5,000
                            1997       $50,000    -0-              -0-


DIRECTOR COMPENSATION

          No fees are paid for director services. At the Board's discretion, stock options or grants may be awarded for actual services performed.

EXECUTIVE EMPLOYMENT AGREEMENTS

         In July 1998 the Company entered into a five (5) year employment agreement with Nelson A. Locke. Mr. Locke is employed as President and Chairman at an annual salary of $70,000 and such additional compensation as he determines. The agreement provides certain health, life and disability insurance, and autos to Mr. Locke. The Agreement provides for the establishment of an Executive Performance Bonus Pool described below. The agreement provides that in any calendar year when the Company's stock price increases by at least 20%, that he shall be eligible for stock options equal to 5% of his total common stock holdings at the end of the calendar year which may be exercised at $1.00 per share and may be paid for by interest-free promissory note. There were no options granted during 1999 and Mr. Locke waived these options for 1998 as this event would have been harmful to future business and investor prospects.

         In October 1999 the Board of Directors approved a change in Mr. Locke's annual base salary to $200,000. His health, life, option plan, disability insurance and auto allowances remain the same. However, Mr. Locke voluntarily deferred the increase of the base salary until further notice, in the interest of the company's cash flows. This deferral has continued year to date 2000.

         In January 1998 the Company entered into a five (5) year employment agreement with Cheryl D. Locke. Mrs. Locke is employed as Executive Vice President, Secretary and Director at an annual salary of $50,000. The agreement provides certain health, life and disability insurance, an auto to Mrs. Locke, special performance bonus of up to $25,000 to be paid at the discretion of the President. She is entitled to commission on loan origination's for which she was submitting loan officer. The agreement provides that in any calendar year when the Company's loan origination's increase by at least 20%, that she shall be eligible for stock options equal to 5% of her total common stock holdings at the end of the calendar year which may be exercised at $1.00 per share and may be paid for by interest-free promissory note. There were no options granted during 1999 and Mrs. Locke waived these options for 1998 as this event would have been harmful to future business and investor prospects. Mrs. Locke has also deferred most of her salary for 2000 year to date.

         In July 1998 the Company's subsidiary, Dow Guaranty Corp., entered into an employment agreement with Charles M. Kluck for a term of five years, under which Mr. Kluck will be paid an annual salary of $110,000.

         In July 1998 the Company's subsidiary, Dow Guarantee Corp., entered into an employment agreement with Linda C. Kluck, Charles Kluck's sister, for a term of five years, under which Ms. Kluck will be paid an annual salary of $70,000. Ms. Kluck is the full time production manager for the subsidiary.

EXECUTIVE PERFORMANCE BONUS POOL

         The Company's employment agreement with its President, Nelson A. Locke, provides that ten percent (10%) of the Company's pre-tax net income for 1998 through 2002 in excess of the pre-tax net income for December 31, 1997 shall be contributed to an annual bonus pool for the benefit of the President and other key employees of the Company. The allocation of any bonus among the President and other key employees is made by the Compensation Committee.

         No bonus was allocated for 1999 and/or 1998.

STOCK OPTION PLANS
INCENTIVE STOCK OPTION PLAN

         The Company's Board of Directors and Shareholders have adopted two stock option plans. Pursuant to the Incentive Stock Option Plan (the "ISO Plan"), options to acquire a maximum of 2,000,000 shares, but not more than eight percent (8%) of the total authorized shares of the Company, may be granted to directors, officers, employees, consultants and other independent contractors and persons who performed services relating to the Company, including wholly or partially owned subsidiaries.

         The Plan is administered by a Stock Option Committee consisting of two or more non-employee directors or in the absence of such a committee, the Board of Directors.

         Pursuant to the ISO Plan, the Company may grant Incentive Stock Options as defined in Section 422(b) of the Internal Revenue Code of 1986 and non-qualified stock options not intended to qualify under such section. The price at which the Company's common stock may be purchased upon exercise of Incentive Stock Options granted under the Plan will be required to at least equal to the fair market value of the common stock on the date of grant. Non-qualified stock options may be at any price designated by the Committee on the date of grant. Options granted under the Plan may have maximum terms of not more than ten (10) years and are not transferable except by will or the laws of descent and distribution. No Incentive Stock Options under the Plan may be granted to an individual owning more than ten percent (10%) of the total combined voting power of all classes of stock issued by the Company unless the purchase price of the common stock under such option is at least one hundred ten percent (110%) of the Fair Market Value of the shares issuable on exercise of the option at the date of grant and such option is not exercisable more than five (5) years from the date of grant.

         Generally, options granted under the Plan terminate upon the grantee's employment or affiliation with the Company, but the Committee may authorize an expiration date of up to ninety (90) days following such termination. If termination was due to death or disability, the options expire one (1) year after such termination or the termination date set forth in the option, whichever is earlier. If termination is due to retirement the option expires ninety (90) days after termination or the termination date set forth in the option, whichever is earlier.

         If a Change of Control takes place, the Board may vote to immediately terminate all outstanding options or may vote to accelerate the expiration of options to the tenth day after the effective date of the Change of Control. If the Board votes to immediately terminate the options, it shall make a cash payment to the grantees equal to the difference between the exercise price and the Fair Market Value of the shares that would have been subject to the terminated option on the date of the Change of Control. A Change of Control of the Company is generally deemed to occur when any person becomes the beneficial owner of or acquires voting control with respect to forty percent (40%) or more of the total voting shares of the Company, the Company is merged into any other company, or substantially all of its assets are acquired by another company, or three or more directors nominated by the Board to serve as a director, each having agreed to serve in such capacity, failed to be elected in a contested election of directors.

         Incentive Stock Options granted under the Plan are subject to the restriction of the aggregate Fair Market Value as of the date of grant of options which first become exercisable in any calendar year cannot exceed $100,000.

         The Plan provides for appropriate adjustments in the number and type of shares covered by the Plan and options granted thereunder in the event of any reorganization, merger, recapitalization or certain other transactions involving the Company.

         Until the closing of an underwritten public offering by the Company, pursuant to a registration statement filed and declared effective under the Securities Act of 1933 covering the offer and sale of the Company's common stock for the account of the Company, the Company has the right of first refusal to acquire any shares which were acquired pursuant to the exercise of options under the Plan at the Fair Market Value on the date of the shareholder's notice to the Company and the Company shall have the right to repurchase any option shares following holder's termination of service or affiliation with the Company for any reason at the original exercise price of the option.

OTHER SPECIAL OPTION PLAN IN EFFECT

         On 4-12-00 the Board of Directors granted options pursuant to two special option plans which have been designated Form A & B. Form A was developed as an anti-dilution full ratchet option plan to protect the Company in the event of any takeover attempt. Format B was developed to recognize certain shareholders who had supported the Company with cash and/or significant personal efforts during the past twenty four months.

         All shares issued pursuant to these two formats will be restricted shares under Rule 144.In general Rule 144 provides volume limitations that state that a person or persons whose shares are aggregated may not sell within any of three month period a number of shares which exceeds the greater of 1% of the then outstanding shares of the Company's Common Stock or the average weekly trading value during the four calendar weeks prior to such sale.

         The shares issued under this option agreement will be deemed "restricted shares" under the Act, and the public sale thereof even after the expiration of the lock up period absent registration of such securities under the Act may only be made in compliance with rule 144 promulgated under the act. The shares will bear an appropriate restrictive legend reflecting the foregoing.

         The basic option agreements were developed by AMSE Counsel Akerman Senterfield. Format "A" is to be used in relation to any options exercised by Directors and Officers and Format "B" relates to all of the other optionees. All options were granted at 50 CENTS PER OPTION which was the closing price of the stock as of April 18, 2000.

         The following consists of the number of the options that became available as a result of the action taken by the Board on 4-12-00.

Name                              # of Options Granted                Format
----                              --------------------                ------

Locke, Cheryl and Nelson               350,000                          A
Shelley, Michael                        75,000                          A
Sherman, Thomas                         75,000                          A
Kluck, Charles                          75,000                          A
Kluck, Linda                            75,000                          A
Buono, Michael                          50,000                          A
Anderson, De                            25,000                          A
Hetzel, Lori                            15,000                          A
Girard, Dean                            10,000                          A
                                       -------
                                       700,000- Format A

Brickell Equity Group                  200,000                          B
Palmun Associates                      150,000                          B
Rosen Kenneth                           25,000                          B
Kahn, Mark                              20,000                          B
Kahn, A                                 10,000                          B
Hoffberger, Robert                      20,000                          B
Aurelia Partners                        20,000                          B
Schnelder Trust                         20,000                          B
Biondo, Jane                            10,000                          B
Donahue, Edwin                          15,000                          B
                                       -------
                                       500,000- Format B

All options, regardless of format, will convert into restricted shares under Rule 144. In addition, by accepting these options, the optionees agree to grant voting rights on the underlying shares to Mr. Nelson A. Locke. This assignment of voting rights expires upon arm's length sale of the underlying shares into the market.

NON-QUALIFIED STOCK OPTION PLAN

         Pursuant to the Non-Qualified Stock Option Plan (the "Non-ISO Plan"), options to acquire a maximum of 500,000 shares, but not more than two percent (2%) of the total authorized shares of the Company may be granted to any person who performed services for the Company and its subsidiaries.

         Non-qualified stock options may be at any price designated by the Committee on the date of grant. Options granted under the Plan may have maximum terms of not more than ten (10) years and are not transferable except by will or the laws of descent in distribution.

         Generally, options granted under the Plan terminate thirty (30) days after termination of the grantee's employment or affiliation with the Company. If termination was due to death or disability, the options expire one (1) year after such termination or the termination date set forth in the option, whichever is earlier.

         Any conditions or restrictions on exercise lapse on a Change of Control unless otherwise set forth in the Option Agreement.

         The Plan is administered by a Stock Option Committee consisting of two or more non-employee directors or in the absence of such a committee, the Board of Directors.

         The Plan provides for appropriate adjustments in the number and type of shares covered by the Plan and options granted thereunder in the event of any reorganization, merger, recapitalization or certain other transactions involving the Company.

         Until the closing of an underwritten public offering by the Company, pursuant to a registration, filed and declared effective under the Securities Act of 1933 covering the offer and sale of the Company's common stock for the account of the Company, the Company has the right of first refusal to acquire any shares which were acquired pursuant to the exercise of options under the Plan. At the Fair Market Value on the date of the shareholder's notice to the Company and the Company shall have the right to repurchase any option shares following holder's termination of service or affiliation with the Company for any reason at the original exercise price of the option.

NON-PLAN STOCK INCENTIVES

         In 1999 and 1998, the Company issued 151,300 and 74,400 shares respectively of its Common Stock to employees as incentive compensation. These shares vest at three years. There is no prorated vesting schedule. These shares have been valued at $1 per share and the Company recognized amortization expenses of $46,486 in 1999 and $7,333 in 1998 per this vesting schedule.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         The Company owes the president, Nelson Locke $ 227,332.06 in the deferred salary and benefits, and other money that the President loaned to the Company during the course of the last twelve months.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS, WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999. A COPY OF THE ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES ENTITLED TO CONSENT TO THE PROPOSAL HEREIN. REQUEST SHOULD BE MAILED TO THE SECRETARY.

                                                                      APPENDIX A

                AMERICA'S SENIOR FINANCIAL SERVICES, INC. CONSENT

      THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICA'S SENIOR FINANCIAL SERVICES, INC. ("AMSE"). The Board of Directors of AMSE RECOMMENDS CONSENT on the proposal.

      Stockholders are urged to mark, sign, date and mail promptly this Consent Card in the envelope provided. Consents must be received at the address of the Company by 5:00 p.m., Eastern time, on or before November 30, 2000, unless the deadline is extended without further notice. If not otherwise terminated, the Consent Solicitation Period terminates 60 days after the earliest-dated Consent.

      THIS CONSENT CARD IS INTENDED TO OBTAIN CONSENT AND THIS CARD SHALL BE DEEMED TO APPROVE THE PROPOSAL IF NOT INDICATED TO THE CONTRARY.

      PLEASE USE THE SELF ADDRESSED ENVELOPE ENCLOSED.

      Please return this Consent Card promptly.

PLEASE SIGN, DATE AND INDICATE APPROVAL BELOW.

PROPOSAL NO. 1: TO REMOVE MICHAEL SHELLEY AS A DIRECTOR OF AMERICA'S SENIOR
                FINANCIAL SERVICES, INC.

           [ ]  APPROVE           [ ]  DISAPPROVE          [ ]  ABSTAIN

Sign exactly as addressed to you. Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person. PLEASE DO NOT FORGET TO SIGN AND DATE THIS CONSENT CARD. THIS CONSENT CARD WILL COUNTED AS YOU INDICATE ABOVE. IN THE ABSENCE OF SUCH INDICATION, IT WILL BE DEEMED TO INDICATE CONSENT TO APPROVE" PROPOSAL NO. 1.

SIGNATURE(S):


----------------------------------
Signature


----------------------------------
Signature (if held jointly)
Title or authority (if applicable)

Date:                      ,2000

THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMSE. MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A CONSENT TO "APPROVE" PROPOSAL NO. 1.